                                                                    Exhibit 23.1

                      CONSENT OF THE INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 26, 1999 except as to Note 18 for which the date is April 19, 1999, in the Regsitration Statement (Form SB-2 No. 33-00000) and related Prospectus of Cope, Inc. for the registration of 700,000 shares of its common stock.

                                                         ATAG Ernst & Young Ltd.


                                                   K.McCabe          Y. Vontobel

Zurich Switzerland
June 25, 1999